Schedule A (EQUITY), dated August 1, 2018, to the Amended and Restated
Multiple Class of Shares Plan for Fidelity Index Funds

Fidelity Concord Street Trust

Fund/Class	Class Level Redemption Fee (as a % of amount redeemed)
Fidelity 500 Index Fund:
Investor Class	None
Premium Class	None
Institutional Class	None
Institutional Premium Class	None
Fidelity Total Market Index Fund:
Class F	None
Investor Class	None
Premium Class	None
Institutional Class	None
Institutional Premium Class	None
Fidelity Extended Market Index Fund:
Investor Class	None
Premium Class	None
Institutional Premium Class	None
Fidelity International Index Fund:
Investor Class	None
Premium Class	None
Institutional Class	None
Institutional Premium Class	None